Exhibit 99.1

Bridgeline Announces Earnings for Third Quarter of Fiscal 2019

Bridgeline Integration of Celebros and OrchestraCMS

Burlington, Mass., August 14, 2019 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal third quarter ended June 30, 2019.

“This was a transformative quarter for Bridgeline’s product and financial capabilities. With $4M in synergies found in the combined Bridgeline, SeeVolution (Celebros) and Stantive (OrchestraCMS), businesses, we have paved a way for a profitable and growing business in 2020. Just as importantly, we have seen strong customer sentiment with multi-year renewals from our combined customers, new sales opportunities from our Salesforce partnership, and exciting technical enhancements from the Artificial Intelligence capabilities in the Celebros product line,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “With integration of the businesses completed and all restructuring costs contained to our third quarter, we expect license revenue and operating income to increase sequentially over the next three quarters. We anticipate customer acquisition costs to improve from our Salesforce partnership, cross-sale opportunities of Celebros and OrchestraCMS, and the speed in which the Celebros native language search product attracts new customers.”

Third Quarter Summary:

●	Total revenue for the quarter ended June 30, 2019 was $2.7 million, compared to $3.1 million for the same period last year.

●	Recurring revenue increased 5% to $1.6 million for the quarter ended June 30, 2019, from $1.5 million for the same period in 2018.

●	SaaS revenue increased 8% to $1.2 million for the quarter ended June 30, 2019, from $1.1 million for the same period last year.

●	Hosting revenue increased 4% to $0.3 million or 9% of total revenue for the quarter ended June 30, 2019, from $0.2 million or 8% of total revenue for the same quarter last year.

●	Services revenue was $1.1 million or 42% of total revenue for the quarter ended June 30, 2019, compared to $1.6 million or 51% of total revenue for the same period last year.

●

Operating expenses decreased 40% to $4.0 million from $6.7 million for the same quarter last year. Included within these amounts are restructuring and acquisition-related costs of $0.9 million for the period ended 2019 and a goodwill impairment charge of $4.6 million for the same period ended 2018.

●

Net income for the quarter ended June 30, 2019 was $7.3 million, compared to a net loss of $5.2 million for the same quarter last year. Included within the $7.3 million of net income for the three months ended June 30, 2019 was a non-cash gain of $10.1 million attributable to the change in fair value of certain derivative warrant liabilities.

Year to Date Summary:

●	Total revenue was $7.3 million for the nine months ended June 30, 2019, compared to $10.8 million for the nine months ended June 30, 2018.

●	Recurring revenue was $4.0 million for the nine months ended June 30, 2019, compared to $5.1 million for the same period last year.

●	SaaS revenue was $2.9 million for the nine months ended June 30, 2019, compared to $3.9 million for the same period last year.

●	Hosting revenue was consistent at $0.8 million or 10% of total revenue for the nine months ended June 30, 2019, compared to 8% of total revenue for the same period last year.

●	Services revenue was $3.1 million or 43% of total revenue for the nine months ended June 30, 2019, compared to $5.6 million or 52% of total revenue for the same period last year.

●

Operating expenses are $12.6 million as compared to $11.5 million for the same period last year. Included within these amounts are restructuring and acquisition-related costs of $1.2 million and $0.2 million and goodwill impairment charges of $3.7 million and $4.6 million for the periods ended June 30, 2019 and 2018, respectively.

●

Net loss was $10.2 million for the nine months ended June 30, 2019, compared to $6.3 million for the nine months ended June 30, 2018. Reflected in net results for the nine months ended June 30, 2019 is a non-cash net adjustment to other income (expense) of $0.1 million attributable to the change in fair value of certain derivative warrant liabilities and warrant expense and a non-cash charge to amortization of debt discount of $0.2 million.

Financial Results

Third Quarter

Revenue for the period ended June 30, 2019 was $2.7 million, compared to $3.1 million for the same period last year. Recurring revenue generated increased 5% to $1.6 million for the period ended June 30, 2019 from $1.5 million for the same period last year. SaaS revenue increased 8% to $1.2 million for the quarter ended June 30, 2019, compared to $1.1 million for the same period last year. Hosting revenue increased 4% to $0.3 million or 9% of total revenue for the quarter ended June 30, 2019, from $0.2 million or 8% of total revenue for the same period last year. Services revenue was $1.1 million or 42% of total revenue for the three months ended June 30, 2019, compared to $1.6 million or 51% of total revenue for the same period last year.

Operating expenses decreased 40% to $4.0 million from $6.7 million for the quarter ended June 30, 2019 and 2018. Included within these amounts are restructuring and acquisition-related costs of $0.9 million and goodwill impairment charges of $4.6 million for the applicable quarters ended June 30, 2019 and 2018. Loss from operations after excluding restructuring and acquisition-related costs and goodwill impairment charges for the periods ended June 30, 2019 and 2018 were $1.9 million and $0.6 million.

Net income for the quarter ended June 30, 2019 is $7.3 million, inclusive of a non-cash gain to other income attributable to the change in fair value of certain derivative warrant liabilities of $10.1 million, compared to a net loss of $5.2 million for the quarter ended June 30, 2018.

Adjusted EBITDA loss for the period ended June 30, 2019 is $1.6 million, compared to $0.3 million for the same period in 2018.

Year to Date

Revenue for the nine months ended June 30, 2019 was $7.3 million, compared to $10.8 million for the same period last year. Recurring revenue was $4.0 million for the nine months ended June 30, 2019, compared to $5.1 million for the same period last year. SaaS revenue was $2.9 million for the nine months ended June 30, 2019, compared to $3.9 million for the same period last year. Hosting revenue was consistent at $0.8 million or 10% of total revenue for the nine months ended June 30, 2019, compared to 8% of total revenue for the same period last year. Services revenue was $3.1 million or 43% of total revenue for the nine months ended June 30, 2019, compared to $5.6 million or 52% of total revenue in 2018.

Operating expenses, excluding restructuring and acquisition-related costs of $1.2 million and a goodwill impairment charge of $3.7 million, were $7.6 million for the nine months ended June 30, 2019. For the same period in 2018, operating expenses, excluding restructuring and acquisition-related costs of $0.2 million and a goodwill impairment charge of $4.6 million, were $6.7 million. Loss from operations, after excluding restructuring and acquisition-related costs and goodwill impairment charges, was $4.6 million and $1.3 million for the nine months ended June 30, 2019 and 2018, respectively.

Net loss, inclusive of a non-cash adjustment to other income (expense) attributable to the net change in fair value of certain derivative warrant liabilities is $10.2 million for the nine months ended June 30, 2019, compared to $6.3 million for the same period in 2018.

Adjusted EBITDA loss for the nine months ended June 30, 2019 is $4.0 million, compared to $0.6 million for the same period in 2018.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience from websites and intranets to online stores and campaigns. Bridgeline’s Unbound platform is a Digital Experience Platform that deeply integrates Web Content Management, eCommerce, Marketing Automation, Site Search, Authenticated Portals, Social Media Management, Translation and Web Analytics to help the goal of assisting marketers to help organizations deliver digital experiences that attract, engage, nurture and convert their customers across all channels and streamline business operations. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.

Mark G. Downey

Chief Financial Officer

(631) 203-6820

mdowney@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2019	2018	2019	2018
Revenue:
Digital engagement services	$1,118	$1,578	$3,102	$5,559
Subscription and perpetual licenses	1,322	1,262	3,411	4,367
Managed service hosting	253	243	751	839
Total revenue	2,693	3,083	7,264	10,765

Cost of revenue:
Digital engagement services	573	977	2,007	3,666
Subscription and perpetual licenses	834	510	2,010	1,503
Managed service hosting	84	47	222	213
Total cost of revenue	1,491	1,534	4,239	5,382
Gross profit	1,202	1,549	3,025	5,383
Gross margin %	45%	50%	42%	50%

Operating expenses:
Sales and marketing	1,268	892	3,083	2,800
Support	201	99	436	245
General and administrative	785	625	2,216	2,156
Research and development	592	406	1,499	1,221
Depreciation and amortization	257	93	361	305
Goodwill impairment charge	-	4,615	3,732	4,615
Restructuring and acquisition-related	938	6	1,242	187
Total operating expenses	4,041	6,736	12,569	11,529
Loss from operations	(2,839)	(5,187)	(9,544)	(6,146)
Interest income (expense), net	7	(70)	(305)	(199)
Amortization of debt discount	-	(28)	(231)	(82)
Other income (expense), net	10,146	133	(79)	166
Income/(loss) before income taxes	7,314	(5,152)	(10,159)	(6,261)
Provision for income taxes	3	10	7	11
Net income/(loss)	$7,311	$(5,162)	$(10,166)	$(6,272)
Dividends on convertible preferred stock	(78)	(79)	(235)	(231)
Net income/(loss) applicable to common shareholders	$7,233	$(5,241)	$(10,401)	$(6,503)
Net income/(loss) per share attributable to common shareholders:
Basic net income/(loss) per share	$3.62	$(61.78)	$(12.38)	$(77.00)
Diluted net income/(loss) per share	$3.56	$(61.78)	$(12.38)	$(77.00)
Number of weighted average shares outstanding:
Basic	1,996,326	84,825	839,975	84,457
Diluted	2,032,766	84,825	839,975	84,457

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	June 30	September 30
	2019	2018
ASSETS

Current Assets:
Cash and cash equivalents	$1,298	$644
Accounts receivable and unbilled receivables, net	1,658	1,721
Prepaid expenses	442	452
Other current assets	89	21
Total current assets	3,487	2,838
Property and equipment, net	315	80
Intangible assets, net	3,747	20
Goodwill	5,557	7,782
Other assets	103	280
Total assets	$13,209	$11,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$1,312	$1,577
Accrued liabilities	1,172	580
Debt, current	-	1,017
Deferred revenue	1,832	594
Total current liabilities	4,316	3,768
Debt, net of current portion	-	2,574
Warrant liabilities	5,726	180
Other long-term liabilities	13	54
Total liabilities	10,055	6,576

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred Stock:
11,000 shares authorized; 441 shares issued and outstanding at June 30, 2019	-	-
Series A Convertible Preferred Stock:
264,000 and 262,310 at June 30, 2019 and 264,000 and 262,364 at September 30, 2018 issued and outstanding (liquidation preference $2,624 at June 30, 2019)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 2,794,308 at June 30, 2019 and 84,005 at September 30, 2018, issued and outstanding	3	-
Additional paid-in-capital	75,585	66,553
Accumulated deficit	(72,101)	(61,778)
Accumulated other comprehensive loss	(333)	(351)
Total stockholders' equity	3,154	4,424
Total liabilities and stockholders' equity	$13,209	$11,000

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2019	2018	2019	2018
Reconciliation of GAAP net income/(loss) to non-GAAP adjusted net income/(loss):
GAAP net income/(loss)	$7,233	$(5,241)	$(10,401)	$(6,503)
Amortization of intangible assets	240	71	306	214
Stock-based compensation	74	126	209	373
Goodwill impairment charge	-	4,615	3,732	4,615
Restructuring and acquisition-related charges	938	6	1,242	187
Dividends on convertible preferred stock	78	79	235	231
Non-GAAP adjusted net income/(loss)	$8,563	$(344)	$(4,677)	$(883)

Reconciliation of GAAP net earnings/(loss) per diluted share to non-GAAP adjusted net earnings/(loss) per diluted share:
GAAP net earnings/(loss) per share	$3.56	$(61.78)	$(12.38)	$(77.00)
Amortization of intangible assets	0.12	0.84	0.36	2.53
Stock-based compensation	0.04	1.48	0.24	4.42
Goodwill impairment charge	-	54.40	4.45	54.64
Restructuring and acquisition-related charges	0.45	0.07	1.48	2.21
Dividends on convertible preferred stock	0.04	0.93	0.28	2.74
Non-GAAP adjusted net earnings/(loss) per diluted share	$4.21	$(4.06)	$(5.57)	$(10.46)

Reconciliation of GAAP net income/(loss) to Adjusted EBITDA:
GAAP net income/(loss)	$7,233	$(5,241)	$(10,401)	$(6,503)
Provision for income tax	3	10	7	11
Interest and other expense, net	(7)	70	316	200
Change in fair value of warrants/warrant expense	(10,146)	(133)	68	(156)
Amortization of debt discount	-	28	231	82
Amortization of intangible assets	240	71	306	214
Depreciation	16	20	50	85
Goodwill impairment charge	-	4,615	3,732	4,615
Restructuring and acquisition-related charges	938	6	1,242	187
Other amortization	9	17	31	50
Stock-based compensation	74	126	209	373
Dividends on convertible preferred stock	78	79	235	231
Adjusted EBITDA	$(1,562)	$(332)	$(3,974)	$(611)

Reconciliation of GAAP net earnings/(loss) per diluted share to Adjusted EBITDA per diluted share:
GAAP net earnings/(loss) per share	$3.56	$(61.78)	$(12.38)	$(77.00)
Provision for income tax	-	0.12	0.01	0.13
Interest and other expense, net	-	0.83	0.37	2.37
Change in fair value of warrants/warrant expense	(4.99)	(1.57)	0.08	(1.84)
Amortization of debt discount	-	0.33	0.28	0.97
Amortization of intangible assets	0.12	0.84	0.36	2.53
Depreciation	0.01	0.24	0.06	1.01
Goodwill impairment charge	-	54.40	4.45	54.64
Restructuring and acquisition-related charges	0.45	0.07	1.48	2.21
Other amortization	-	0.20	0.04	0.59
Stock-based compensation	0.04	1.48	0.24	4.42
Dividends on convertible preferred stock	0.04	0.93	0.28	2.74
Adjusted EBITDA per diluted share	$(0.77)	$(3.91)	$(4.73)	$(7.23)